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                                                                    EXHIBIT 4.11

                               NORAM ENERGY CORP.

                           1994 INCENTIVE EQUITY PLAN
                           --------------------------

     NorAm Energy Corp., a Delaware corporation (the "Company"), hereby establishes this NorAm Energy Corp. 1994 Incentive Equity Plan (this "Plan") generally effective as of January 1, 1994, subject to shareholder approval.

     1. Purpose. The purpose of this Plan is to attract and retain key employees for the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance. This Plan supersedes and replaces the Arkla, Inc. Long Term Incentive Compensation Plan ("LTIP") with respect to performance cycles beginning after December 31, 1993, and the provisions of Paragraph 6 incorporate the equity based compensation arrangement of the Chairman of the Company that was approved by the Board of Directors on September 15, 1993. Any shares of common stock of the Company that remain available for awards under the LTIP may continue to be awarded with respect to performance cycles beginning before January 1, 1994.

     2.   Definitions.  As used in this Plan,

          (a) "Annual Incentive Award" means the annual incentive compensation payment made pursuant to Paragraph 9.

          (b) "Appreciation Right" means a right granted pursuant to Paragraph 5.

          (c) "Award" means an Annual Incentive Award, an Appreciation Right, an Option Right, an award of Opportunity Shares, a Performance Unit or an award of Restricted Stock.

          (d) "Board" means the Board of Directors of the Company.

          (e) "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

          (f) "Committee" means the Compensation and Benefits Committee of the Board and, to the extent the administration of this Plan has been assumed by the Board pursuant to Paragraph 14, the Board.

          (g) "Common Stock" means the Common Stock, $.625 par value, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 11.

          (h) "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Units or Opportunity Shares or a grant
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     or sale of Restricted Stock will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

          (i) "Grant Price" means the price per share of Common Stock at which an Appreciation Right not granted in tandem with an Option Right is granted.

          (j) "Management Objectives" means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or in other terms, and which will relate to the Performance Cycle determined by the Committee. The Committee may adjust Management Objectives and any minimum acceptable level of achievement with respect to any Management Objectives if, in the sole judgment of the Committee, events or transactions have occurred which are unrelated to the performance of the Participant and result in a distortion of the Management Objectives or such minimum acceptable level of achievement.

          (k) "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) in the principal market in which the Common Stock is traded.

          (l) "Opportunity Shares" means shares of Common Stock awarded pursuant to Paragraph 8.

          (m) "Option Price" means the purchase price per share payable on exercise of an Option Right.

          (n) "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4.

          (o) "Participant" means a person who is selected by the Committee to receive benefits under this Plan and who is at that time a key employee of the Company or any of its Subsidiaries. No member of the Board may be selected to receive benefits under this Plan unless the Board member is at that time also an employee of the Company or any Subsidiary.

          (p) "Performance Cycle" means, in respect of an Award, a period of time established by the Committee within which the Management Objectives relating to such Award are to be achieved.

          (q) "Performance Unit" means a unit equivalent to $100 (or such other value as the Committee determines) awarded pursuant to Paragraph 7.

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          (r) "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 as to which neither the ownership restrictions nor the restriction on transfers referred to therein has expired.

          (s) "Rule 16b-3"means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

          (t) "Spread" means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over (a) the Option Price provided for in the related Option Right or (b) if there is no tandem Option Right, the Grant Price provided for in the Appreciation Right, multiplied by the number of shares of Common Stock in respect of which the Appreciation Right is exercised.

          (u) "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares Available Under Plan. Subject to adjustment as provided in Paragraph 11, the shares of Common Stock which may be issued or transferred and covered by outstanding Awards granted under this Plan will not exceed in the aggregate 3,800,000 shares, of which number no more than 2,000,000 shares will be issued or transferred as Restricted Stock (taking into account an aggregate of 43,513 shares of Common Stock previously delivered and to be delivered to the Chairman of the Company through the end of 1994 pursuant his compensation arrangement approved by the Board on September 13, 1993), stock options and stock appreciation rights with respect to no more than 80,000 shares will be granted to any Participant during any calendar year and no more than 700,000 shares will be delivered in payment of any Annual Incentive Award. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there will be deemed to have been delivered under this Plan for purposes of this Paragraph 3 the number of shares of Common Stock covered by the Appreciation Rights or the related Option Rights, regardless of whether such Appreciation Rights were paid in cash or shares of Common Stock. Subject to the provisions of the preceding sentence, any shares of Common Stock which are subject to Option Rights or Appreciation Rights or are awarded or sold as Restricted Stock that are terminated, unexercised, forfeited or surrendered or which expire for any reason will again be available for issuance under this Plan.

     4. Option Rights. The Committee may from time to time authorize grants to any Participant of options to purchase shares of Common Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of shares of Common Stock to which it pertains.

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          (b) Each grant will specify the Option Price, which will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Each grant will specify that the Option Price will be payable (i) in cash or by check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having an aggregate Market Value per Share at the date of exercise equal to the aggregate Option Price or (iii) by a combination of such methods of payment. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares to which such exercise relates.

          (d) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or the Management Objectives to be achieved before the Option Rights or installments thereof will become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other similar transaction or event.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Options Rights will be exercisable and may set forth a formula or other method for determining the number of Option Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) combinations of the foregoing.

          (h) No Option Right will be exercisable more than ten years from the Date of Grant.

          (i) Each grant of Option Rights will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

     5. Appreciation Rights. The Committee may also from time to time authorize grants to any Participant of Appreciation Rights upon such terms and conditions as it may determine in accordance with this Paragraph. Appreciation Rights may be granted in tandem with Option Rights or separate and apart from a grant of Option Rights. An Appreciation Right will be a right of the Participant granted such Award to receive from the Company upon exercise an amount which will be determined by the Committee at the Date of Grant and will be expressed as a percentage of the

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Spread (not exceeding 100%) at the time of exercise. An Appreciation Right granted in tandem with an Option Right may be exercised only by surrender of the related Option Right. Each grant of an Appreciation Right may utilize any or all of the authorizations, and will be subject to all of the limitations, contained in the following provisions:

          (a) Each grant will state whether it is made in tandem with Option Rights and, if not made in tandem with any Option Rights, will specify the number of shares of Common Stock in respect of which it is made.

          (b) Each grant made in tandem with Option Rights will specify the Option Price and each grant not made in tandem with Option Rights will specify the Grant Price, which in either case will not be less than 100% of the Market Value per Share on the Date of Grant.

          (c) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the Spread or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (d) Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise).

          (e) Each grant will specify the required period or periods of continuous service by the Participant with the Company or any Subsidiary and/or Management Objectives to be achieved before the Appreciation Rights or installments thereof will become exercisable, and will provide that no Appreciation Right may be exercised except at a time when the Spread is positive and, with respect to any grant made in tandem with Option Rights, when the related Option Right is also exercisable. Any grant may provide for the earlier exercise of the Appreciation Rights in the event of a change in control of the Company or other similar transaction or event.

          (f) Each grant the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of Management Objectives may specify a minimum level of achievement in respect of the specified Management Objectives below which no Appreciation Rights will be exercisable and may set forth a formula or other method for determining the number of Appreciation Rights that will be exercisable if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (g) Each grant of an Appreciation Right will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant receiving the grant, which agreement will describe such Appreciation Right,

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     identify any Option Right granted in tandem with such Appreciation Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

     6. Restricted Stock. The Committee may also from time to time authorize grants or sales to any Participant of Restricted Stock upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting and other ownership rights, but subject to the restrictions hereinafter referred to. Each grant or sale may limit the Participant's dividend rights during the period in which the shares of Restricted Stock are subject to any such restrictions.

          (b) Each grant or sale will specify the Management Objectives, if any, that are to be achieved in order for the ownership restrictions to lapse. Each grant or sale that is subject to the achievement of Management Objectives will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which the shares of Restricted Stock will be forfeited and may set forth a formula or other method for determining the number of shares of Restricted Stock with respect to which restrictions will lapse if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (c) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d) Each such grant or sale will provide that the shares of Restricted Stock covered by such grant or sale will be subject, for a period to be determined by the Committee at the Date of Grant, to one or more restrictions, including, without limitation, a restriction that constitutes a "substantial risk of forfeiture" within the meaning of Section 83 of the Code and the regulations of the Internal Revenue Service thereunder, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

          (e) Each such grant or sale will provide that during the period for which such restriction or restrictions are to continue, the transferability of the Restricted Stock will be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to continuing restrictions in the hands of any transferee).

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          (f) Each grant or sale of Restricted Stock will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve.

          (g) Shares of Common Stock transferred pursuant to a grant of Restricted Stock will be held in escrow pursuant to an agreement satisfactory to the Committee until such time as the restrictions on transfer have expired.


     7. Opportunity Shares. The Committee may also from time to time authorize grants to any Participant of Opportunity Shares, the ownership of which will be transferred to the Participant upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Opportunity Shares to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved.

          (c) Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no delivery of Opportunity Shares will occur and may set forth a formula or other method for determining the number of Opportunity Shares to be delivered if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (d) Each grant will specify the time and manner of delivery of Opportunity Shares which have been earned.

          (e) Each grant of Opportunity Shares will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a change in control of the Company or other similar transaction or event.

     8. Performance Units. The Committee may also from time to time authorize grants to any Participant of Performance Units, which will become payable upon achievement of specified Management Objectives, upon such terms and conditions as it may determine in accordance with the following provisions:

          (a) Each grant will specify the number of Performance Units to which it pertains.

          (b) Each grant will specify the Management Objectives that are to be achieved.

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          (c) Each grant will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of the payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives.

          (d) Each grant will specify the time and manner of payment of Performance Units which have become payable, which payment may be made in
     (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the Performance Units which have become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

          (e) Each grant of a Performance Unit will be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Participant and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including provisions relating to a change in control of the Company or other similar transaction or event.

     9. Annual Incentive Awards. The Committee may from time to time authorize payment of annual incentive compensation, which will become payable upon achievement of specified Management Objectives. Annual incentive compensation will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a) The Committee will specify the Management Objectives that are to be achieved, which will be based on a one-year Performance Cycle beginning with the Performance Cycle that ends on December 31, 1993.

          (b) The Committee will specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and may set forth a formula or other method for determining the amount of the payment to be made if performance is at or above such minimum but short of full achievement of the Management Objectives. The Committee may adopt a method for determining the amount of payment to be made in the event of a change in control of the Company or other similar transaction or event.

          (c) The Committee will specify the time and manner of payment of annual incentive compensation which becomes payable, which payment may be made in (i) cash, (ii) shares of Common Stock having an aggregate Market Value per Share equal to the aggregate value of the incentive compensation which has become payable or (iii) any combination thereof, as determined by the Committee in its sole discretion at the time of payment.

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          (d) As soon as practicable after the beginning of a Performance Cycle, the Committee will notify each Participant of the terms of the annual incentive compensation program for that Performance Cycle, which notification will state that such incentive compensation is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

     10. Transferability. No Option Right, Appreciation Right, Performance Unit that has not become payable, Annual Incentive Award that has not become payable or Opportunity Share that has not been delivered will be transferable by a Participant other than by will or the laws of descent and distribution.
Option Rights or Appreciation Rights will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

     11. Adjustments. The Board may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3, in the numbers of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights and Opportunity Shares granted hereunder, in the Option Price or Grant Price applicable to any such Option Rights and Appreciation Rights, and/or in the kind of shares covered thereby (including shares of another issuer), as the Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

     12. Fractional Shares. The Company will not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     13. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, or is requested by a Participant to withhold additional amounts with respect to such taxes, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required or requested to be withheld, which arrangements in the discretion of the Committee may include relinquishment of a portion of such benefit.

     14. Administration of the Plan. (a) Unless the administration of this Plan has been expressly assumed by the Board pursuant to a resolution of the Board, this Plan will be administered by the Committee, which at all times will consist entirely of not less than three nonemployee directors appointed by the Board, each of whom will be a "disinterested person" within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members

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of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of an Award and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee will be liable for any such action or determination made in good faith.

     15. Amendments, Etc. (a) This Plan may be amended from time to time by the Board but may not be amended by the Board without further approval by the shareholders of the Company if such amendment would result in this Plan no longer satisfying the requirements of Rule 16b-3.

          (b) In case of termination of employment by reason of death, disability or retirement, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which ownership restrictions or the prohibition or restriction on transfer has not lapsed, or any Performance Units or Annual Incentive Awards which have not become fully payable or any Opportunity Shares that have not been delivered, the Board may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including waiving or modifying any limitation or requirement with respect to any Award under this Plan.

          (c) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

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